EXHIBIT 3.1


                  SECOND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          WEBSTER FINANCIAL CORPORATION


                  Webster Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
                  1. The name of the corporation is Webster Financial Corporation and the name under which the corporation was originally incorporated is Webster Financial Corp. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was September 10, 1986. A Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 17, 1986.
                  2. This Second Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Second Restated Certificate of Incorporation.
                  3. The text of the Restated Certificate of Incorporation as amended or supplemented heretofore, including the Certificate of Designation for the Series C Participating Preferred Stock filed with the Secretary of State of Delaware on February 20, 1996 attached to the Second Restated Certificate of Incorporation as Exhibit A, is hereby restated without further amendments or changes to read as set forth in full in the attachment hereto.
                  4. This Second Restated Certificate of Incorporation was duly adopted by the board of directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

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



                  IN WITNESS WHEREOF, said Webster Financial Corporation has caused this certificate to be signed by James C. Smith, its Chairman and Chief Executive Officer, and attested by Harriet Munrett Wolfe, its Secretary, this 10th day of June, 1998.

                                         WEBSTER FINANCIAL CORPORATION

                                         By: /s/ James C. Smith
                                            ---------------------------------
                                            James C. Smith
                                            Chairman and Chief Executive Officer
ATTEST:

By: /s/ Harriet Munrett Wolfe
    -----------------------------
    Harriet Munrett Wolfe
    Secretary

                                STATE OF DELAWARE

                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          WEBSTER FINANCIAL CORPORATION


         ARTICLE 1. CORPORATE TITLE. The name of the corporation is Webster Financial Corporation (the "Corporation").


         ARTICLE 2. DURATION. The duration of the Corporation is perpetual.


         ARTICLE 3. PURPOSE. The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         ARTICLE 4. CAPITAL STOCK. The total number of shares of all classes of the capital stock which the Corporation has authority to issue is fifty-three million (53,000,000), of which fifty million (50,000,000) shall be common stock, par value $.01 per share, amounting in the aggregate to five hundred thousand dollars ($500,000), and three million (3,000,000) shall be serial preferred stock, par value $.01 per share, amounting in the aggregate to thirty thousand dollars ($30,000). The shares may be issued by the Corporation from time to time as approved by its board of directors without the approval of its shareholders. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of the shares of the Corporation. The consideration for the shares shall be cash, services actually performed for the Corporation, personal property, real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the Corporation, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable.

         Nothing contained in this Article 4 (or in any resolution or resolutions adopted by the board of directors pursuant hereto) shall entitle the holders of any class or series of capital stock to more than one vote per share.

         A description of the different classes and series of the Corporation's capital stock and a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations and restrictions of the shares of each class of and series of capital stock are as follows:

                  A. Common Stock. Except as provided in this Article 4 (or in any resolution or resolutions adopted by the board of directors pursuant hereto), the holders of the common stock shall exclusively possess all voting power.

         Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, including the election of directors. There shall be no cumulative voting rights in the election of directors. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

                  Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the board of directors.

                  In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up of the full preferential amounts of which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

                  B. Serial Preferred Stock. Except as provided in this Section 4, the board of directors of the Corporation is authorized by resolution or resolutions from time to time adopted and by filing a certificate pursuant to the applicable law of the State of Delaware, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         ARTICLE 5. PREEMPTIVE RIGHTS. Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares or other securities of the Corporation which may be issued.

         ARTICLE 6. DIRECTORS. The Corporation shall be under the direction of a board of directors. The board of directors shall consist of not less than seven

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

directors nor more than 15 directors. The number of directors within this range shall be as stated in the Corporation's bylaws, as may be amended from time to time, and shall initially consist of seven directors. The board of directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, that the directors in each class shall be as nearly equal in number as possible, commencing with the 1987 annual meeting of shareholders; provided, further, that no decrease in the number of directors shall affect the term of any director then in office.

         The  classification  shall be such  that the  term of one  class  shall expire each succeeding year. The Corporation's board of directors shall initially be divided into three classes named Class I, Class II and Class III, with Class I initially consisting of one director and Classes II and III each initially consisting of three directors. The terms, classifications, qualifications and election of the board of directors and the filling of vacancies thereon shall be as provided herein and in the bylaws.

         Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

         Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

         No director may be removed except for cause and then only by an affirmative vote of at least two-thirds of the total votes eligible to be voted by shareholders at a duly constituted meeting of shareholders called for such purpose. At least 30 days prior to such meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

         No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director other than liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any payment of a dividend or approval of a stock repurchase that is illegal under ss. 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

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

         ARTICLE 7. BYLAWS. The board of directors or the shareholders may from time to time amend the bylaws of the Corporation. Such action by the board of directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. Such action by the shareholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted meeting of shareholders called for such purpose.

         ARTICLE 8. SPECIAL MEETINGS. Special meetings of shareholders may be called at any time but only by the chairman of the board or the president of the Corporation or by the board of directors of the Corporation.

         ARTICLE 9. REGISTERED OFFICE. The street address of the Corporation's initial registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of its initial registered agent at such address is The Corporation Trust Company.

         ARTICLE 10. APPROVAL FOR ACQUISITIONS OF CONTROL AND OFFERS TO ACQUIRE CONTROL. The provisions of this Article 10 shall become effective upon the consummation of the conversion of First Federal Savings and Loan Association of Waterbury (the "Association") to a capital stock savings and loan association and the Association concurrently becoming a wholly-owned subsidiary of the Corporation. In the event that thereafter the Association (or any successor institution) ceases to be a majority-owned subsidiary of the Corporation, this
Article 10 shall thereupon cease to be effective.

              Subsection 1.     Five-Year   Restrictions  on  Acquisitions  of
                                Control and Offers to Acquire Control.


         For a period of five years after the consummation of the conversion of the Association to a capital stock savings and loan association, no Person shall acquire control of the Corporation, or make any Offer to acquire Control of the Corporation, unless such acquisition or Offer has received the prior approval of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose. The terms "Person," "Control" and "Offer" as used in this Article 10 are defined in subsection 5 hereof.

              Subsection 2.     Shareholder   Vote  and  Regulatory   Approval
                                Required for Acquisition of Control at any Time.


         No Person shall acquire Control of the Corporation at any time, unless such acquisition has been approved prior to its consummation by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Voting Stock (as defined in Subsection 5 hereof) at a duly constituted meeting of shareholders called for such purpose. In addition, no Person shall acquire Control of the Corporation at any time without obtaining prior thereto all federal regulatory approvals required under the Change in Savings and Loan Control Act (the "Control Act") and the Savings and Loan Holding Company Act (the "Holding Company Act"), or any successor provisions of law, and in the manner provided by all applicable regulations of the Federal Savings and Loan Insurance Corporation (the "FSLIC"). In the event that Control is acquired without obtaining all such regulatory approvals, such acquisition shall constitute a violation of this Article 10 and the Corporation shall be entitled to institute a private right of action to enforce such statutory and regulatory provisions.

                  Subsection 3.             Excess Shares.

         In the event that Control of the Corporation is acquired in violation of this Article 10, all shares of Voting Stock owned by the Person so acquiring Control in excess of the number of shares the beneficial ownership of which is deemed under subsection 5 hereof to confer Control of the Corporation shall be considered from and after the date of their acquisition by such Person to be "excess shares" for purposes of this Article 10. Such excess shares shall thereafter no longer (i) be entitled to vote on any matter, (ii) be entitled to take other shareholder action, (iii) be entitled to be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action, or (iv) be transferable except with the approval of the board of directors or by an independent trustee appointed by the board of directors for the purpose of having such excess shares sold on the open market or otherwise. The proceeds from the sale by the trustee of such excess shares shall be paid (i) first, to the trustee in an amount equal to the trustee's reasonable fees and expenses, (ii) second, to the "beneficial owner" (as defined in Article 12, Subsection 3, paragraph B hereof) of such excess shares in an amount up to such owner's federal income tax basis in such excess shares, and
(iii) third, to the Corporation as to any remaining balance.

                  Subsection 4.   Approval   Required   for  Offers  to  Acquire
                                  Control after Five Years.

         After five years from the consummation of the conversion of the Association to a capital stock savings and loan association, no Person shall make any Offer to acquire Control of the Corporation, if the common stock is then traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System, unless such Person has received prior approval to make such Offer by complying with either of the following procedures:

                  1. The Offer shall have been approved by at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose, or

                  2. The Person proposing to make such Offer shall have obtained approval from the FSLIC, pursuant to the Control Act, the Holding Company Act, or any successor provisions of law, to acquire control of the Corporation.

                  Subsection 5.             Certain Definitions.

         For purposes of this Article 10:

                  A. "Control" means the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, 10 percent or more of the Voting Stock; provided, that the solicitation, holding and voting of proxies obtained by the board of directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall not constitute "Control."

                  B. "Group Acting in Concert" includes Persons seeking to combine or pool their voting or other interests in the Voting Stock for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; provided, that a "Group Acting in Concert" shall not include the board of directors of the Corporation in its solicitation, holding and voting of proxies obtained by it pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Exchange Act.

                  C. "Offer" means every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, Voting Stock.

                  D. "Person" means any individual, firm, corporation or other entity including a Group Acting in Concert.

                  E. "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                  Subsection 6.   Inapplicability to Public Offering or Employee
                                  Benefit Plans.

         This Article 10 shall not apply to an acquisition or offer to acquire securities of the Corporation (i) by underwriters in connection with a public offering of such securities or (ii) by any employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

                  Subsection 7.             References to FSLIC.

         In the event that the accounts of the Association (or any successor institution) become insured by the Federal Deposit Insurance Corporation ("FDIC") in lieu of the FSLIC, all references in this Article 10 to the FSLIC shall be deemed to refer to the FDIC, and related references to the Control Act and the Holding Company Act shall be deemed to be references to applicable statutes relating to banks the accounts of which are insured by the FDIC.

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

         ARTICLE 11. CRITERIA FOR EVALUATING CERTAIN OFFERS. The board of directors of the Corporation, when evaluating any offer to (i) make a tender or exchange offer for the common stock of the Corporation, (ii) merge or consolidate the Corporation with another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the economic effects of acceptance of such offer on (a) depositors, borrowers and employees of the insured institution subsidiary or subsidiaries of the Corporation, and on the communities in which such subsidiary or subsidiaries operate or are located and (b) the ability of such subsidiary or subsidiaries to fulfill the objectives of an insured institution under applicable federal statutes and regulations.

         ARTICLE 12.       CERTAIN BUSINESS COMBINATIONS.

         The votes of shareholders and directors required to approve any Business Combination shall be as set forth in this Article 12. The term "Business Combination" is used as defined in subsection 1 of this Article 12.
All other capitalized terms not otherwise defined in this Article 12 or elsewhere in this Certificate of Incorporation are used as defined in subsection 3 of this Article 12.

                  Subsection 1.   Vote    Required    for    Certain    Business
                                  Combinations.

                  A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in subsection 2 of this Article 12:

                           (i) any merger,  consolidation  or share  exchange of
                  the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after the merger, consolidation or share exchange would be, an Affiliate or Associate (as those terms are hereinafter defined) of such Interested Shareholder prior to the transaction; or

                           (ii) any sale,  lease,  exchange,  mortgage,  pledge,
                  transfer or other disposition other than in the usual and regular course of business (in one transaction or a series of transactions in any twelve-month period) to any Interested Shareholder or any Affiliate or Associate of such Interested Shareholder, other than the Corporation or any of its
                  Subsidiaries, of any assets of the Corporation or any Subsidiary having, measured at the time the transaction or transactions are approved by the board of

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                  directors of the  Corporation,  an aggregate  book value as of the end of the Corporation's most recent fiscal quarter of ten percent or more of the total Market Value (as hereinafter defined) of the outstanding shares of the Corporation or of its net worth as of the end of its most recent fiscal quarter; or

                           (iii) the issuance or transfer by the  Corporation or
                  any Subsidiary (in one transaction or a series of transactions) of any equity securities of the Corporation or any Subsidiary having an aggregate Market Value of five percent or more of the total Market Value of the outstanding shares of the Corporation to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe for or purchase securities offered, issued or granted pro rata to all holders of the Voting Stock (as hereinafter defined) of the Corporation or any other method affording substantially proportionate treatment to the holders of Voting Stock; or

                           (iv) the  adoption  of any plan or  proposal  for the
                  liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested
                  Shareholder or any Affiliate or Associate of such Interested Shareholder, other than the Corporation or any of its Subsidiaries; or

                           (v) any reclassification of securities (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing the proportionate amount of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries;

shall be approved by affirmative vote of the holders of at least 80 percent of the total number of outstanding shares of Voting Stock Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

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

                  B. Definition of "Business Combination." The term "Business Combination" as used in this Article 12 shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this subsection 1.

                  Subsection 2.     When Higher Vote Is Not Required.

         The provisions of subsection 1 of this Article 12 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either paragraph A or paragraph B are met:

                  A. Approval by Continuing Directors. The Business Combination shall have been approved by at least two-thirds of the Continuing Directors (as hereinafter defined) then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose.

                  B. Price and Procedure Requirements. All of the following conditions shall have been met:

                           (i) The  aggregate  amount of the cash and the Market
                  Value as of the Valuation Date (as hereinafter defined) of the Business Combination of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

                           (a) (if  applicable)  the  highest  per  share  price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of common stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

                           (b) the Market Value per share of common stock of the
                  same class or series on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article 12 as the "Determination Date"), whichever is higher; or

                           (c) the price per share equal to the Market Value per
                  share of common stock of the same class or series determined pursuant to subdivision (i)(b) hereof, multiplied by the fraction

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

                  of (1) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Shareholder for any shares of common stock of the same class or series acquired by it within the two-year period immediately prior to the Announcement Date, over (2) the Market Value per share of common stock of the same class or series on the first day in such two-year period on which the Interested Shareholder acquired shares of common stock.

                           (ii) The aggregate  amount of the cash and the Market
                  Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than common stock, shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                           (a) (if  applicable)  the  highest  per  share  price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class or series of Voting Stock acquired by it: (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

                           (b) (if applicable) the highest  preferential  amount
                  per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (c) the  Market  Value  per  share  of such  class or
                  series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

                           (d) the price per share equal to the Market Value per
                  share of such class or series of stock determined pursuant to subdivision (ii)(c) hereof multiplied by the fraction of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of any class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date over (2) the Market Value per share of the same class or series of Voting Stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of the same class or series of Voting Stock.

                           (iii) The  consideration to be received by holders of
                  a particular class or series of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

                           (iv) After such Interested  Shareholder has become an
                  Interested Shareholder and prior to the consummation of such Business Combination: (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock of the Corporation; (b) there shall have been (1) no reduction in the annual rate of dividends paid on any class or series of the capital stock of the Corporation (except as necessary to reflect any subdivision of the capital stock), and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional shares of capital stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder or by virtue of proportionate stock splits or stock dividends.

                  The provisions of subdivisions (iv)(a) and (iv)(b) of this subsection do not apply if the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder voted as a director of the Corporation in a manner inconsistent with such subdivisions, and the Interested Shareholder, within ten days after any act or failure to act inconsistent with such subdivisions, notifies the board of directors of the Corporation in writing that the Interested Shareholder disapproves thereof and requests in good faith that the board of directors rectify such act or failure to act.

                           (v) After such  Interested  Shareholder has become an
                  Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries (whether in anticipation of or in connection with such Business Combination or otherwise).

                           (vi) A proxy or information  statement describing the
                  proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                  Subsection 3.      Certain Definitions.

         For the purposes of this Article 12:

                  A. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary or any employee stock purchase plan or other employee benefit plan of the Corporation or any Subsidiary) who or which:

                           (i) is the beneficial owner,  directly or indirectly,
                  of 10 percent or more of the voting power of the then outstanding Voting Stock; or

                           (ii) is an  Affiliate of the  Corporation  and at any
                  time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock.

                  B. "Beneficial owner," when used with respect to any Voting Stock, means a person:

                           (i) that,  individually or with any of its Affiliates
                  or Associates, beneficially owns Voting Stock directly or indirectly; or

                           (ii) that, individually or with any of its Affiliates
                  or Associates, has (a) the right to acquire Voting Stock (whether such right is exercisable immediately or only after passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; (b) the right to vote or direct the voting of Voting Stock pursuant to any agreement, arrangement or understanding; or (c) the right to dispose of or to direct the disposition of Voting Stock pursuant to any agreement, arrangement or understanding; or

                           (iii) that, individually or with any of its Affiliates or Associates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock.

                  C. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph A of this subsection 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph B of this subsection 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  D. "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a specified person.

                  E. "Associate," when used to indicate a relationship with any person, means: (1) any domestic or foreign corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; and
(3) any relative or spouse of such person, or any relative of such spouse who has the same home as such person or who is a director or officer of the Corporation or any of its Affiliates.

                  F. "Subsidiary" means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

                  G. "Continuing Director" means any member of the board of directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the board of directors of the Corporation prior to the time that the Interested Shareholder (including any Affiliate or Associate of such Interested

Shareholder) became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board of directors of the Corporation.

                  H.       "Market Value" means:

                           (i) in the case of stock,  the highest  closing  sale
                  price during the 30-day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange - listed stocks, or, if such stock is not quoted on the composite tape, or the New York Stock Exchange, or, if such stock is not listed on such exchange, the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of the Corporation in good faith; and

                           (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the board of directors of the Corporation in good faith.

                  I. "Valuation Date" means: (A) for a Business Combination voted on by shareholders, the latter of the day prior to the date of the shareholders' vote or the date twenty days prior to the consummation of the Business Combination; and (B) for a Business Combination not voted upon by the shareholders, the date of the consummation of the Business Combination.

                  J. "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                  K. In the event of any Business Combination in which the Corporation is the surviving corporation, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and B(ii) of Section 2 of this
Article 12 shall include the shares of common stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

                  Subsection 4.     Powers of the Board of Directors.

         A majority of the Corporation's directors then in office shall have the power and duty to determine for the purposes of this Article 12, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, and (D) whether the requirements of paragraph B of Section 2 have been met with respect to any Business Combination; and the good faith determination of a majority of the board of directors on such matters shall be conclusive and binding for all the purposes of this Article 12.

                  Subsection 5.   No  Effect   on   Fiduciary   Obligations   of
                                  Interested Shareholders.

         Nothing contained in this Article 12 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         ARTICLE 13. ANTI-GREENMAIL. Any direct or indirect purchase or other acquisition by the Corporation of any Voting Stock (as defined in Article 12 hereof) from any Significant Shareholder (as hereinafter defined) who has been the beneficial owner (as defined in Article 12 hereof) of such Voting Stock for less than two years prior to the date of such purchase or other acquisition shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the total number of outstanding shares of Voting Stock, excluding in calculating such affirmative vote and the total number of outstanding shares all Voting Stock beneficially owned by such Significant Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, but no such affirmative vote shall be required (i) with respect to any purchase or other acquisition of Voting Stock made as part of a tender or exchange offer by the Corporation to purchase Voting Stock on the same terms from all holders of the same class of Voting Stock and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder or (ii) with respect to any purchase of Voting Stock, where the Board of Directors has determined that the purchase price per share of the Voting Stock does not exceed the fair market value of the Voting Stock. Such fair market value shall be calculated on the basis of the average closing price or the mean of the bid and ask prices of a share of Voting Stock for the 20 trading days immediately preceding the execution of a definitive agreement to purchase the Voting Stock from a Significant Shareholder.

         For the purposes of this Article 13, "Significant Shareholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Voting Stock is owned, directly or indirectly, by the Corporation) who or which is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the outstanding Voting Stock.

         ARTICLE 14. SHAREHOLDER ACTION. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be affected by any consent in writing by such holders, unless such consent is unanimous.

         ARTICLE 15. AMENDMENT OF CERTIFICATE OF INCORPORATION. Except as set forth in this Article 15 or as otherwise specifically required by law, no amendment of any provision of this Certificate of Incorporation shall be made unless such amendment has been first proposed by the board of directors of the Corporation upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose and thereafter approved by the shareholders of the Corporation by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that if such amendment is to the provisions set forth in this clause of
Article 15 or in Article 6, 7, 8, 10, 11, 13 or 14 hereof, such amendment must be approved by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon rather than a majority; provided, further, that if such amendment is to the provisions set forth in this clause of Article 15 or in Article 12 hereof, such amendment must be approved by the affirmative vote of the holders of at least 80 percent of the shares entitled to vote thereon rather than a majority.

                                                                       Exhibit A


                           CERTIFICATE OF DESIGNATION
                                     OF THE
                     SERIES C PARTICIPATING PREFERRED STOCK
                                       OF
                          WEBSTER FINANCIAL CORPORATION

                             ----------------------

                        Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware

                             ----------------------


                  The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on February 5, 1996, by the Board of Directors (the "Board") of WEBSTER FINANCIAL CORPORATION, a Delaware corporation (the
"Corporation"), acting pursuant to the authority granted to the Board in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, at a duly convened meeting of the Board at which a quorum was present and active throughout (the "Authorizing Board Resolution"):

                  RESOLVED,  that pursuant to authority expressly granted to and vested in the Board by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there is hereby created a series of serial preferred stock, par value $.01 per share, which shall consist of 14,000 of the 3,000,000 shares of serial preferred stock. Such series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the serial preferred stock) as follows:

                  Section 1. Designation and Amount. The shares of such series, par value .01 per share, shall be designated as "Series C Participating Preferred Stock" (hereinafter "Series C Stock") and the number of shares constituting such series shall be 14,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Stock.

                  Section 2.  Dividends and Distributions.

                  (a) Subject to the prior and superior rights of the holders of any shares of any series of Serial Preferred Stock ranking prior and superior to the shares of Series C Stock with respect to dividends, the holders of shares of Series C Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 1st day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Series C Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, one thousand times the aggregate per share amount of all cash dividends declared on Common Stock, and one thousand times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share of Series C Stock. In the event the Corporation shall at any time after February 5, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series C Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, subject to the requirements of applicable law and the Amended and Restated Certificate of Incorporation, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series C Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend

Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series C Stock shall have the following voting rights:


                  (a) Subject to the provision for adjustment hereinafter set forth, each share of Series C Stock shall entitle the holder thereof to one thousand votes on all matters submitted to a vote of the stockholders of the Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein or by law, the holders of shares of Series C Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (c) Except as set forth herein, holders of Series C Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4.  Certain Restrictions.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series C Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Stock, except dividends paid ratably on the Series C Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Stock;

                  (iv) purchase or otherwise acquire for consideration any shares of Series C Stock, or any shares of stock ranking on a parity with the Series C Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series C Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Serial Preferred Stock and may be reissued as part of a new series of Serial Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6.  Liquidation, Dissolution or Winding Up.

                  (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Stock unless, prior thereto, the holders of shares of Series C Stock shall have received $100,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph
(c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Stock and Common Stock, respectively, holders of Series C Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Serial Preferred Stock, if any, which rank on a parity with the Series C Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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

                  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Stock shall at the same time be similarly exchanged or charged in an amount per share (subject to provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption. The shares of Series C Stock shall not be redeemable.

                  Section 9. Ranking. The Series C Stock shall rank junior to all other series of the Corporation's Serial Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of such series shall provide otherwise.

                  Section 10. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series C Stock, voting separately as a class.

                                       6